     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1997

                                                      REGISTRATION NO. 333-18095
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                AMENDMENT NO. 4
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                  HONDA AUTO RECEIVABLES 1997-A GRANTOR TRUST
                   (Issuer with respect to the Certificates)
                        AMERICAN HONDA RECEIVABLES CORP.
                   (Originator of the Trust described herein)
             (Exact name of Registrant as specified in its charter)

       CALIFORNIA                    6146                    33-0526079
     (State or other           (Primary Standard          (I.R.S. Employer
     Jurisdiction of              Industrial           Identification Number)
    Incorporation or          Classification Code
      Organization)                 Number)

                              700 VAN NESS AVENUE
                           TORRANCE, CALIFORNIA 90501
                                 (310) 781-4100
         (Address, including zip code, and telephone number, including area code, of Originator's principal executive offices)

                                   Y. KOHAMA
                                   PRESIDENT
                              700 VAN NESS AVENUE
                           TORRANCE, CALIFORNIA 90501
                                 (310) 781-4100
      (Name, address, including zip code, and telephone number, including area code, of agent for service with respect to the Registrant)
                                ----------------

                                   COPIES TO:

                                                  C. Thomas Kunz, Esq.
           Dale W. Lum, Esq.                     Skadden, Arps, Slate,
            Brown & Wood LLP                       Meagher & Flom LLP
         555 California Street                      919 Third Avenue
    San Francisco, California 94104             New York, New York 10022

                                ----------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.
                                ----------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
-------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
-------------


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                ----------------

                        CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM
         PROPOSED TITLE OF               AMOUNT TO          OFFERING           AGGREGATE          AMOUNT OF
    SECURITIES TO BE REGISTERED        BE REGISTERED     PRICE PER UNIT     OFFERING PRICE     REGISTRATION FEE
  % Asset Backed Certificates, Class
 A..................................  $1,012,546,508.13     100%(1)        $1,012,546,508.13    $306,832.27(2)

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.


(2) Previously paid.

                                ----------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Expenses in connection with the offering of the Class A Certificates being registered hereby are estimated as follows:

SEC registration fee..............................................  $306,830.81
Legal fees and expenses...........................................   125,000.00
Accounting fees and expenses......................................    70,000.00
Blue sky fees and expenses........................................     5,000.00
Rating agency fees................................................   210,000.00
Trustee's fees and expenses.......................................     5,000.00
Printing..........................................................    75,000.00
Miscellaneous.....................................................     3,169.19
                                                                    -----------
  Total...........................................................   800,000.00
                                                                    -----------
                                                                    -----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

    Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

    Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) amounts paid in settling or otherwise disposing of a pending action without court approval and
(iii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

    Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

    Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

    Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

    Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

    Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

    Reference is also made to Section 7 of the Underwriting Agreement among Credit Suisse First Boston Corporation, as representative of the several Underwriters, the Registrant and American Honda Finance Corporation (see Exhibit 1.1), which provides for indemnification of the Registrant under certain circumstances.

    Article IX of the Articles of Incorporation of the Registrant provides for the indemnification of the directors of the Registrant to the fullest extent permissible under California law.

    Article IV, Section 4.01 of the Bylaws of the Registrant (see Exhibit 3.2) requires that the Registrant indemnify, and, in certain instances, advance expenses to, its agents, with respect to certain costs, expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, to the full extent permitted by applicable law.

    In addition, Article IV, Section 4.03 of the Bylaws of the Registrant authorizes the Registrant to purchase and maintain insurance to the extent provided by Section 3.17(i) of the Corporations Code.

ITEM 16.  EXHIBITS.



      1.1  Form of Underwriting Agreement*

      3.1  Articles of Incorporation of American Honda Receivables Corp.*

      3.2  Bylaws of American Honda Receivables Corp.*

      4.1  Form of Pooling and Servicing Agreement among American Honda
            Receivables Corp., as Seller, American Honda Finance Corporation, as
            Servicer, and Bank of Tokyo - Mitsubishi Trust Company, as Trustee
            (including forms of Class A and Class B Certificates and Servicer
            Letter of Credit)*

      4.2  Form of Standard Terms and Conditions of Pooling and Servicing
            Agreement*

      5.1  Opinion of Brown & Wood LLP with respect to legality*

      8.1  Opinion of Brown & Wood LLP with respect to tax matters

     10.1  Form of Receivables Purchase Agreement*

     23.1  Consent of Brown & Wood LLP (included as part of Exhibit 5.1)*

     23.2  Consent of Brown & Wood LLP (included as part of Exhibit 8.1)

     24.1  Power of Attorney *

     24.2  Power of Attorney for M. Yoshimi*


--------------


    *Previously filed


ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes as follows:


        (a) As to Rule 415:



           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;



               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");



               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



           (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



        (b) For purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.



        (c) To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.



        (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



        (e) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.



        (f) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and State of California, on the 24th day of July, 1997.



                                AMERICAN HONDA RECEIVABLES CORP.

                                By:             /s/ JOHN I. WEISICKLE
                                     ------------------------------------------
                                                  John I. Weisickle
                                                 SECRETARY-TREASURER




    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                   Director and President
------------------------------     (Principal Executive        July 24, 1997
          Y. Kohama                      Officer)

                                 Director and Secretary-
    /s/ JOHN I. WEISICKLE          Treasurer (Principal
------------------------------        Financial and            July 24, 1997
      John I. Weisickle            Accounting Officer)

              *
------------------------------           Director              July 24, 1997
          M. Yoshimi

              *
------------------------------           Director              July 24, 1997
          D. Cullen

              *
------------------------------           Director              July 24, 1997
            S. Ulm




*By:    /s/ JOHN I. WEISICKLE
      -------------------------
          John I. Weisickle
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


                                                                                                           SEQUENTIALLY
                                                                                                             NUMBERED
  EXHIBIT                                            DESCRIPTION                                               PAGE
-----------  --------------------------------------------------------------------------------------------  -------------

        1.1  Form of Underwriting Agreement*

        3.1  Articles of Incorporation of American Honda Receivables Corp.*

        3.2  Bylaws of American Honda Receivables Corp.*

        4.1  Form of Pooling and Servicing Agreement among American Honda Receivables Corp., as Seller,
              American Honda Finance Corporation, as Servicer, and Bank of Tokyo - Mitsubishi Trust
              Company, as Trustee (including forms of Class A and Class B Certificates and Servicer
              Letter of Credit)*

        4.2  Form of Standard Terms and Conditions of Pooling and Servicing Agreement*

        5.1  Opinion of Brown & Wood LLP with respect to legality*

        8.1  Opinion of Brown & Wood LLP with respect to tax matters

       10.1  Form of Receivables Purchase Agreement*

       23.1  Consent of Brown & Wood LLP (included as part of Exhibit 5.1)*

       23.2  Consent of Brown & Wood LLP (included as part of Exhibit 8.1)

       24.1  Power of Attorney *

       24.2  Power of Attorney for M. Yoshimi*


--------------

    *Previously filed